Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FASTLY, INC.

Adriel Lares hereby certifies that:

ONE: The original name of this corporation is SkyCache, Inc. and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was March 2, 2011.

TWO: He is the duly elected and acting Chief Financial Officer of FASTLY, INC., a Delaware corporation.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

I.

The name of this company is Fastly, Inc. (the “Company” or the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,151,648,646 shares, 1,000,000,000 shares of which shall be Class A Common Stock (the “Class A Common Stock”), 97,500,000 shares of which shall be Class B Common Stock (the “Class B Common Stock” together with the Class A Common Stock, the “Common Stock”) and 54,148,646 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.00002 per share and the Common Stock shall have a par value of $0.00002 per share.

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Upon the acceptance of this Amended and Restated Certificate of Incorporation for filing with the Secretary of State of the State of Delaware (the “Effective Time”):

1. Each share of Common Stock of the Company outstanding immediately prior to the Effective Time shall, without any further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of the Company’s Common Stock shall from and after the Effective Time be deemed to represent the same number of shares of Class B Common Stock, without the need for surrender or exchange thereof.

2. Each two shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Common Stock. All shares of Common Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

3. Each two shares of Series Seed Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series Seed Preferred Stock. All shares of Series Seed Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series Seed Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

4. Each two shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series A Preferred Stock. All shares of Series A Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series A Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

5. Each two shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series B Preferred Stock. All shares of Series B Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For

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any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

6. Each two shares of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series C Preferred Stock. All shares of Series C Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series C Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

7. Each two shares of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series D Preferred Stock. All shares of Series D Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series D Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

8. Each two shares of Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series E Preferred Stock. All shares of Series E Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series E Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

9. Each two shares of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, be combined and converted into one share of Series F Preferred Stock. All shares of Series F Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series F Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

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The splits made pursuant to subsections 2-9 above are referred to herein as the “Reverse Stock Split.” Unless otherwise specifically noted in this Amended and Restated Certificate of Incorporation, all share numbers and prices per share have been adjusted to reflect the Reverse Stock Split.

B. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis).

C. 8,049,365 of the authorized shares of Preferred Stock are hereby designated “Series Seed Preferred Stock,” 2,733,520 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock,” 11,058,835 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock,” 9,805,906 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock,” 11,675,464 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock,” 6,609,032 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock,” and 4,216,524 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock together, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

(a) Holders of Series Preferred, in preference to the holders of Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time). Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(b) The “Original Issue Price” of the Series Seed Preferred Stock shall be $0.14908, of the Series A Preferred Stock shall be $0.38412, of the Series B Preferred Stock shall be $1.02876, of the Series C Preferred Stock shall be $4.2578, of the Series D Preferred Stock shall be $6.4500, of the Series E Preferred Stock shall be $7.5654, and of the Series F Preferred Stock shall be $10.2246 (each as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Effective Time).

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(c) So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends as set forth in Section 1(a) above on the Series Preferred shall have been paid or declared and set apart, except for:

(i) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at no more than cost upon termination of services to the Company;

(ii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares that are approved by the Board; or

(iii) distributions to holders of Common Stock in accordance with Sections 3 and 4 of Article IV(D).

(d) In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Series Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

(e) The provisions of Sections 1(c) and 1(d) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 5(f) of Article IV(D) are applicable, or any repurchase of any outstanding securities of the Company that is approved by (i) the Board and (ii) the Requisite Holders (as defined below).

(f) A repurchase of shares of Common Stock upon termination of employment or service as a consultant or director may be made without regard to the preferential dividends arrears amount or any preferential rights amount (each as determined under applicable law).

2. VOTING RIGHTS.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Class B Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Class B Common Stock into which such shares are convertible and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock, on an as-if converted to Common Stock basis, at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

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(b) Separate Vote of Series Preferred. For so long as any shares of Series Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of:

(i) the holders of at least sixty percent (60%) of the outstanding shares of Series Preferred, voting together as a single class on an as-if-converted basis (the “Requisite Holders”) shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(A) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), unless such amendment, alteration, or repeal is solely to (1) authorize or designate a new class or series of stock, or any increase in the authorized or designated number of any such new class or series, (i) ranking on parity with or senior to the Series F Preferred Stock in right of redemption, liquidation preference, voting and dividend rights, and (ii) with an issue price equal to or greater than the Original Issue Price of the Series F Preferred Stock and (2) increase the authorized number of shares of Preferred Stock by an amount equal to the number of shares of such new class or series authorized or designated, and increase the authorized number of shares of Common Stock by an amount equal to the number of shares of Common Stock into which such new securities are convertible;

(B) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock, unless such action is solely to (1) increase any class or series of stock (i) ranking on parity with or senior to the Series F Preferred Stock in right of redemption, liquidation preference, voting and dividend rights, and (ii) with an issue price equal to or greater than the Original Issue Price of the Series F Preferred Stock and (2) increase the authorized number of shares of Preferred Stock by an amount equal to the number of shares that such class or series has been increased, and increase the authorized number of shares of Common Stock by an amount equal to the number of shares of Common Stock into which such securities are convertible;

(C) Any authorization or any designation, whether by reclassification, merger or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company (i) ranking on a parity with or senior to the Series F Preferred Stock in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series and (ii) with an issue price less than the Original Issue Price of the Series F Preferred Stock;

(D) Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Preferred Stock other than dividends payable solely in Common Stock as described in Section 1(e) of Article IV(D) (except for acquisitions of Common Stock by the Company permitted by Section 1(c)(i), (ii) and (iii) of Article IV(D));

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(E) Any voluntary dissolution or liquidation of the Company, or any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4 of Article IV (D));

(F) Any change in the authorized number of members of the Company’s Board; or

(G) Any adverse change to the rights, preferences and privileges of the Preferred Stock; and

(ii) the holders of a majority of the outstanding shares of Series Preferred (voting together as a single class on an as-if-converted basis) shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(A) Any authorization or any designation, whether by reclassification, merger or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company (i) ranking on a parity with or senior to the Series F Preferred Stock in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series and (ii) with an issue price equal to or greater than the Original Issue Price of the Series E Preferred Stock; or

(B) The creation of, or amendment to, a stock option plan or similar plan (including an increase in the number of shares reserved thereunder).

(c) Separate Vote of Series D Preferred. For so long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any waiver of any adjustment of the Series Preferred Conversion Price of the Series D Preferred Stock pursuant to Article IV Section 5(h) hereof; and

(ii) Any waiver of the right to receive proceeds by the holders of Series D Preferred Stock in connection with a Liquidation Event pursuant to Article IV Section 3(a) hereof or an Asset Transfer or Acquisition pursuant to Article IV Section 4, or any waiver of the treatment of any particular transaction (or series of related transactions) as a Liquidation Event, Asset Transfer or Acquisition with respect to the Series D Preferred Stock.

(d) Separate Vote of Series E Preferred. For so long as any shares of Series E Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series E Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any waiver of any adjustment of the Series Preferred Conversion Price of the Series E Preferred Stock pursuant to Article IV Section 5(h) hereof;

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(ii) Any waiver of the right to receive proceeds by the holders of Series E Preferred Stock in connection with a Liquidation Event pursuant to Article IV Section 3(a) hereof or an Asset Transfer or Acquisition pursuant to Article IV Section 4, or any waiver of the treatment of any particular transaction (or series of related transactions) as a Liquidation Event, Asset Transfer or Acquisition with respect to the Series E Preferred Stock;

(iii) Any increase or decrease in the authorized number of shares of Series E Preferred Stock; and

(iv) Any amendment, alteration or repeal of this Section 2(d).

(e) Separate Vote of Series F Preferred. For so long as any shares of Series F Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any waiver of any adjustment of the Series Preferred Conversion Price of the Series F Preferred Stock pursuant to Article IV Section 5(h) hereof;

(ii) Any waiver of the right to receive proceeds by the holders of Series F Preferred Stock in connection with a Liquidation Event pursuant to Article IV Section 3(a) hereof or an Asset Transfer or Acquisition pursuant to Article IV Section 4, or any waiver of the treatment of any particular transaction (or series of related transactions) as a Liquidation Event, Asset Transfer or Acquisition with respect to the Series F Preferred Stock;

(iii) Any increase or decrease in the authorized number of shares of Series F Preferred Stock; and

(iv) Any amendment, alteration or repeal of this Section 2(e).

(f) Election of Board of Directors.

(i) For so long as at least 1,750,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

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(ii) For so long as at least 6,250,000 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

(iii) The holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iv) The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(v) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Common Stock, subject to the right of any series of Preferred Stock that may from time to time come into existence, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series Preferred held by them, an amount per share of Series Preferred equal to the applicable Original Issue Price of, plus all declared and unpaid dividends on the applicable series of Series Preferred. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(b) After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

4. ASSET TRANSFER OR ACQUISITION RIGHTS.

(a) In the event that the Company is a party to an Acquisition or Asset Transfer (as hereinafter defined), then each holder of Series Preferred shall be entitled to receive, for each share of Series Preferred then held, out of the proceeds of such Acquisition or Asset Transfer, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 3(a) above or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Acquisition or Asset Transfer.

(b) For the purposes of this Section 4: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(c) In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

5. CONVERSION RIGHTS.

The Series Preferred shall be convertible only into shares of Class B Common Stock and references to conversion to Common Stock in this Section 5 shall refer to Class B Common Stock in the case of the Series Preferred. The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock, as applicable (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect (determined as provided in Section 5(b) below) by the number of shares of Series Preferred being converted.

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(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the applicable Original Issue Price of such Series Preferred by the applicable “Series Preferred Conversion Price,” calculated as provided in Section 5(c) below.

(c) Series Preferred Conversion Price. The conversion price for each series of Series Preferred shall initially be the applicable Original Issue Price of such series of Series Preferred (the “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Effective Time, the Company effects a subdivision of the outstanding Common Stock, the applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Effective Time the Company combines the outstanding shares of Common Stock into a smaller number of shares, the applicable Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Effective Time the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock, the applicable Series Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The applicable Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the applicable Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Effective Time the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 of Article IV(D) or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

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(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time on or after the Effective Time the Company issues or sells, or is deemed by the express provisions of this Section 5(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5(e), 5(f) or 5(g) above, for an Effective Price (as defined below) less than the then effective applicable Series Preferred Conversion Price for a series of Series Preferred (a “Qualifying Dilutive Issuance”), then and in each such case, the applicable then existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the applicable Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:

(A) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such applicable then-existing Series Preferred Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to the Series Preferred Conversion Price for a series of Series Preferred in an amount less than one percent (1%) of the applicable Series Preferred Conversion Price then in effect. Any adjustment otherwise required by this Section 5(h) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the applicable Series Preferred Conversion Price. Any adjustment required by this Section 5(h) shall be rounded to the first decimal for which such rounding represents less than one percent (1%) of the applicable Series Preferred Conversion Price in effect after such adjustment.

(iii) For the purpose of making any adjustment required under this Section 5(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by

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the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv) For the purpose of the adjustment required under this Section 5(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities exercisable for or convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Series Preferred Conversion Price for a series of Series Preferred, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

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(D) No further adjustment of any Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(v) For the purpose of making any adjustment to any Series Preferred Conversion Price required under this Section 5(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred;

(B) shares of Common Stock or Convertible Securities issued after the Effective Time to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board (including at least one director elected by the holders of Preferred Stock);

(C) shares of Common Stock issued or issuable pursuant to the exercise or conversion of Convertible Securities outstanding as of the Effective Time;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board (including at least one director elected by the holders of Preferred Stock);

(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board (including at least one director elected by the holders of Preferred Stock);

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(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company provided such issuances are approved by the Board (including at least one director elected by the holders of Preferred Stock) and are for non-equity financing purposes; and

(G) any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company’s Board (including at least one director elected by the holders of Preferred Stock) and such issuances are for non-equity financing purposes.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 5(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the applicable Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of any Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the applicable Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

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(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4 of Article IV(D)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4 of Article IV(D)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the Requisite Holders) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the “Prior Preferred”) shall automatically be converted into shares of Class B Common Stock, based on the applicable then effective Series Preferred Conversion Price at any time upon the affirmative election of the holders of at least sixty-five percent (65%) of the outstanding Prior Preferred, voting together as a single class on an as-if-converted basis. Each share of Series D Preferred Stock shall automatically be converted into shares of Class B Common Stock, based on the applicable then-effective Series Preferred Conversion Price at any time upon the affirmative election of the holders of a majority of the outstanding shares of Series D Preferred Stock. Each share of Series E Preferred Stock shall automatically be converted into shares of Class B Common Stock, based on the applicable then-effective Series Preferred Conversion Price at any time upon the affirmative election of the holders of at least fifty-one percent (51%) of the outstanding shares of Series E Preferred Stock. Each share of Series F Preferred Stock shall automatically be converted into shares of Class B Common Stock, based on the applicable then-effective Series Preferred Conversion Price at any time upon the affirmative election of the holders of a majority of the outstanding shares of Series F Preferred Stock. Each share of Series Preferred shall automatically be converted into shares of Class B Common Stock, based on the applicable then-effective Series Preferred Conversion Price at any time immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock or Class B Common Stock for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at

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least $120,000,000 and the Company’s shares have been listed for trading on the New York Stock Exchange, NASDAQ Global Select Market or NASDAQ Global Market. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d) of Article IV(D).

(ii) Upon the occurrence of either of the events specified in Section 5(k)(i) of Article IV(D), the applicable outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the applicable Series Preferred, the holders of the applicable Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the applicable Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d) of Article IV(D).

(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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(n) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(o) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

6. NO REISSUANCE OF SERIES PREFERRED.

Any share or shares of Series Preferred redeemed, purchased, converted or exchanged shall be cancelled and retired and shall not be reissued or transferred.

E. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Class A Common Stock and Class B Common Stock are as follows:

1. DEFINITIONS. For purposes of this Article IV.E, the following definitions shall apply:

(a) “Family Member” shall mean with respect to any Qualified Stockholder who is a natural person, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such Qualified Stockholder.

(b) “Final Conversion Date” means 5:00 p.m. in New York City, New York on the earlier to occur following the IPO of (i) the first trading day falling nine months after the date on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate number of shares of the then outstanding Class A Common Stock and Class B Common Stock, (ii) the date specified by affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a single class, or (iii) the first trading day falling ten years after the Effective Time.

(c) “Founder” means Artur Bergman, an individual.

(d) “IPO” means the Company’s first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock where the Class A Common Stock and Class B Common Stock are each a “covered security” as described in Section 18(b) of the Securities Act of 1933, as amended.

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(e) “Permitted Entity” shall mean, with respect to a Qualified Stockholder that is not a natural person, any corporation, partnership or limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to all shares of Class B Common Stock held of record by such corporation, partnership or limited liability company, as the case may be.

(f) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(i) by a Qualified Stockholder that is a natural person, to the trustee of a Permitted Trust of such Qualified Stockholder;

(ii) by a Permitted Trust of a Qualified Stockholder, to the Qualified Stockholder or the trustee of any other Permitted Trust of such Qualified Stockholder;

(iii) by a Qualified Stockholder that is not a natural person to any Permitted Entity of such Qualified Stockholder; or

(iv) by a Permitted Entity of a Qualified Stockholder that is not a natural person to the Qualified Stockholder or any other Permitted Entity of such Qualified Stockholder.

(g) “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(h) “Permitted Trust” shall mean a bona fide trust for the benefit of a Qualified Stockholder or Family Members of the Qualified Stockholder, if such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Qualified Stockholder, a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest, in each case so long as the Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust.

(i) “Qualified Stockholder” shall mean (i) the record holder of a share of Class B Common Stock immediately prior to the IPO; (ii) the initial record holder of any shares of Class B Common Stock that are originally issued by the Company after the IPO (including, without limitation, upon conversion of the Series Preferred or upon exercise of options or warrants); and (iii) a Permitted Transferee.

(j) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:

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(i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(iv) entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event that has been approved by the Board of Directors.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee, or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Effective Time, holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(k) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

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2. RIGHTS RELATING TO DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

(a) Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Except as permitted in Section 2(b) below, any dividends paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.

(b) The Company shall not declare or pay any dividend or make any other distribution to the holders of Class A Common Stock or Class B Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date.

(c) If the Company in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

3. VOTING RIGHTS.

(a) Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held.

(b) Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to ten votes for each share thereof held.

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(c) Class B Common Stock Protective Provisions. Following the IPO, so long as any shares of Class B Common Stock remain outstanding, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise:

(i) amend, alter, or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock; or

(ii) reclassify any outstanding shares of Class A Common Stock of the Company into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to more than one vote for each share thereof.

(d) General. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Company, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.

4. LIQUIDATION RIGHTS.

In the event of a Liquidation Event, Acquisition, or Asset Transfer, and subject to Article IV.E.3 of this Certificate of Incorporation, the assets distributed to the Common Stock shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock and Class B Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Class A Common Stock or Class B Common Stock.

5. OPTIONAL CONVERSION.

(a) Optional Conversion of the Class B Common Stock.

(i) At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time following the closing of the IPO, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii) Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Class B Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted.

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Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates or, if the shares are uncertificated, documentation from the Company’s transfer agent evidencing ownership of such shares for the number of shares of Class A Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time. If a conversion election under this Section 5(a)(ii) is made in connection with an underwritten public offering of the Company’s securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder tendering shares of Class B Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Company’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Class A Common Stock upon conversion of their Class B Common Stock shall not be deemed to have converted such shares of Class B Common Stock until immediately after to the closing of such sale of the Company’s securities in the offering.

6. AUTOMATIC CONVERSION.

(a) Automatic Conversion of the Class B Common Stock. Following the closing of the IPO, each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Class A Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Class B Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

(b) Conversion Upon Death. At any time following the closing of the IPO, each share of Class B Common Stock held of record by a natural person, other than a Founder or a Permitted Transferee of such Founder, shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the death of such stockholder. At any time following the closing of the IPO, each share of Class B Common Stock held of record by a Founder or a Permitted Transferee of such Founder shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock nine months after the date of the death of such Founder.

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7. Final Conversion. On the Final Conversion Date, each one issued share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B Common Stock.

8. Reservation of Stock Issuable Upon Conversion.

The Company shall at all times following the closing of the IPO reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time following the closing of the IPO the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.

9. Prohibition on Reissuance of Shares. Shares of Class B Common Stock that are acquired by the Company for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner required by law and shall not be reissued as shares of Class B Common Stock.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permitted under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

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D. In the event that a member of the Board of Directors of the Company who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board of Directors of the Company) and that may be an opportunity of interest for both the Company and such Fund (a “Corporate Opportunity”), then the Company (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Company and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Company or any of its affiliates; provided, however, that such director acts in good faith.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Amended and Restated Certificate of Incorporation.

B. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

D. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim against the Company or any current or former director, officer or

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other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; (F) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

E. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

F. Any person or entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VI.

* * * *

FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

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IN WITNESS WHEREOF, FASTLY, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Financial Officer this 3rd day of May, 2019.

FASTLY, INC.

/s/ Adriel Lares
Adriel Lares Chief Financial Officer